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                                                                       EXHIBIT 1

PRICE WATERHOUSE LLP



August 26, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


                                        INRAD, INC.
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We have read Item 4 of INRAD, Inc's.  Form 8-K dated August 1, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/Price Waterhouse LLP
Price Waterhouse LLP


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